Exhibit 99.1

FOR IMMEDIATE RELEASE

CONFERENCE CALL DETAILS ON PAGE TWO

AEGERION PHARMACEUTICALS ANNOUNCES

SECOND QUARTER 2012 FINANCIAL RESULTS

Cambridge, MA, August 8, 2012—Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat debilitating and often fatal rare diseases, announced its financial results and business highlights for the second quarter ended June 30, 2012.

Aegerion’s New Drug Application (NDA) for its product, lomitapide, is under review by the U.S. Food and Drug Administration (FDA) and its Marketing Authorization Application (MAA) for lomitapide is under review by the European Medicines Agency (EMA). Aegerion is seeking approval of lomitapide as an adjunct to a low-fat diet and other lipid-lowering therapies to reduce cholesterol in adult patients with Homozygous Familial Hypercholesterolemia (HoFH).

“Through the mid-point of 2012, we are on track in our efforts to deliver on our major goals for the year,” said Marc D. Beer, Chief Executive Officer. “We are actively engaged in the regulatory review processes in the US and EU. Additionally, our commercial pre-launch initiatives are building awareness of HoFH among key stakeholders. Our team remains committed to the goal of global commercialization of lomitapide as a potential therapy for patients that do not currently have adequate treatment options.”

Financial Results and Outlook

For the second quarter ended June 30, 2012, net loss attributable to common stockholders was $13.9 million, or $0.63 per share, compared with a net loss attributable to common stockholders of $8.6 million, or $0.49 per share, for the same period in 2011. For the six months ended June 30, 2012, net loss attributable to common stockholders was $25.6 million, or $1.18 per share, compared with a net loss attributable to common stockholders of $15.4 million, or $0.87 per share, for the same period in 2011.

Research and development expenses were $5.4 million for the quarter ended June 30, 2012, compared to $5.3 million for the same period in 2011. Research and development expenses were $10.1 million for the six months ended June 30, 2012, compared to $8.8 million for the same period in 2011. The increases in research and development expenses in 2012 over the comparable periods in 2011 were primarily related to increases in headcount and resources devoted to regulatory work and related activities in connection with the Company’s NDA and MAA filings, partially offset by decreases in clinical trial expenses.

General and administrative expenses were $7.7 million for the quarter ended June 30, 2012, compared to $3.0 million for the same period in 2011. General and administrative expenses were $12.9 million for the six months ended June 30, 2012, compared to $6.4 million for the same period in 2011. The increases in general and administrative expenses in 2012 over the comparable periods in 2011 were primarily related to building out the general and administrative functions and investing in resources for the anticipated commercial launch of lomitapide.

For the quarter and six months ended June 30, 2012, restructuring costs were $0.5 million and $1.4 million, respectively, which consisted primarily of employee-related cash and non-cash stock compensation charges due to the closing of our New Jersey office. Cash, cash equivalents and marketable securities totaled $100.6 million as of June 30, 2012, compared to $63.5 million as of March 31, 2012 and $73.2 million as of December 31, 2011. The cash balance as of June 30, 2012 includes approximately $47.0 million of net proceeds from a follow-on public offering of common stock in June 2012, but excludes the net amount raised in the partial exercise of the underwriters’ overallotment option which occurred in July 2012.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Wednesday, August 8, 2012 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (International callers dial (760) 298-5082). In addition, the conference call will be available through a live audio webcast in the “Investors” section of the Aegerion website, www.aegerion.com. An accompanying slide presentation also can be accessed via the Aegerion website. The conference call will be archived and accessible on the same website shortly after the conclusion of the call.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. is an emerging biopharmaceutical company focused on the development and commercialization of novel, life-altering therapeutics to treat debilitating and often fatal rare diseases. Aegerion is motivated by its commitment to patients first. We are also attentive to our core values of integrity, innovation, responsibility to healthcare providers, development of employees and always – scientific and clinical excellence.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the potential for regulatory approval and launch of lomitapide. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors: the risk that applicable regulatory authorities may ask for additional data, information or studies to be completed or provided prior to approval; the risk that applicable regulatory authorities may not agree with our validation plan or may require additional work related to the commercial manufacturing process to be completed prior to approval or may, in the course of the inspection of manufacturing facilities, identify issues to be resolved; the risks that the applicable regulatory authorities may not be satisfied with the safety profile of lomitapide; and the risk that we do not receive approval of lomitapide on a timely basis or at all. For additional disclosure regarding these and other risks we face, see the disclosure contained in our public filings with the U.S. Securities and Exchange Commission (available on the SEC’s website at http://www.sec.gov), including the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Michael Lawless, VP, IR

(857) 242-5028

LaVoie Group

Amanda Murphy

(978) 745-4200 X103

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Period from February 4, 2005 (inception) to
	2012	2011	2012	2011	June 30, 2012
Operating Expenses:
Research and development	$5,449,170	$5,329,531	$10,084,012	$8,779,472	$84,384,273
General and administrative	7,747,755	3,013,555	12,858,899	6,351,069	51,370,492
Restructuring costs	546,205	—	1,376,723	—	2,288,697

Total operating expenses	13,743,130	8,343,086	24,319,634	15,130,541	138,043,462

Loss from operations	(13,743,130)	(8,343,086)	(24,319,634)	(15,130,541)	(138,043,462)
Interest expense	(199,477)	(331,803)	(527,225)	(444,330)	(8,538,771)
Interest income	28,110	70,171	69,153	137,696	2,994,865
Other income\(expense), net	(12,756)	—	(814,692)	—	(2,520,183)

Loss before income taxes	(13,927,253)	(8,604,718)	(25,592,398)	(15,437,175)	(146,107,551)
Benefit from income taxes	—	—	—	—	1,793,129

Net loss	(13,927,253)	(8,604,718)	(25,592,398)	(15,437,175)	(144,314,422)
Less: Accretion of preferred stock dividends and other deemed dividends	—	—	—	—	(23,663,413)

Net loss attributable to common stockholders	$(13,927,253)	$(8,604,718)	$(25,592,398)	$(15,437,175)	$(167,977,835)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.63)	$(0.49)	$(1.18)	$(0.87)

Weighted-average shares outstanding - basic and diluted	22,186,303	17,729,216	21,716,239	17,685,622

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Consolidated Condensed Balance Sheets

(unaudited)

	June 30, 2012	December 31, 2011
Cash, cash equivalents and marketable securities	$100,618,552	$73,162,767
Prepaid expenses and other current assets	793,650	913,845
Restricted cash	104,892	104,892
Property and equipment, net	652,115	526,353
Other assets	93,915	860,302

Total assets	$102,263,124	$75,568,159

Accounts payable and accrued expenses	$7,110,226	$7,525,386
Current portion of long-term debt	1,111,111	1,875,002
Long-term debt	8,888,889	8,124,998
Other noncurrent liabilities	115,713	841,432

Total liabilities	17,225,939	18,366,818
Total stockholders’ equity	85,037,185	57,201,341

Total liabilities and stockholders’ equity	$102,263,124	$75,568,159